                                POWER OF ATTORNEY
                         For Executing Forms 3, 4 and 5

        The undersigned,  Kyle N. Roane,  hereby constitutes and appoints John
     A. Weinzierl and Andrew J. Cozby, each,  individually or jointly, with full power of substitution and resubstitution,  to have full power and authority to act in his name, place and stead and on the undersigned's behalf to:

       1. execute and deliver  for and on behalf of the  undersigned  Forms 3, 4 and 5 (including  any  amendments,  corrections,  supplements or other changes  thereto) in accordance  with Section 16(a) of the  Securities
          Exchange Act of 1934, as amended (the "Exchange  Act"),  and the rules
          thereunder,   but  only  to  the  extent  each  form  relates  to  the
          undersigned's   beneficial   ownership  of   securities   of  Memorial
          Production Partners LP or any of its subsidiaries;

       2. do and perform  any and all acts for and on behalf of the  undersigned that may be  necessary  or  desirable to complete and execute any such
          Form 3, 4 or 5 and  timely  file  such  form  with the  United  States
          Securities   and   Exchange   Commission   and  any  stock   exchange,
          self-regulatory association or any other authority; and

       3. take any other action of any type  whatsoever in  connection  with the foregoing, which, in the opinion of each such attorney-in-fact, may be of benefit to, in the best  interest  of, or legally  required of, the undersigned,  it being understood that the documents  executed by such attorney-in-fact  on behalf of the undersigned  pursuant to this Power of  Attorney  shall be in such form and shall  contain  such terms and conditions as such attorney-in-fact may approve, in his discretion.

        The undersigned hereby grants to each attorney-in-fact full power and authority  to do and perform all and every act and thing  whatsoever  requisite, necessary  and proper to be done in the exercise of any of the rights and powers herein  granted,  as fully to all intents and purposes as such  attorney-in-fact might or could do if  personally  present,  with full power of  substitution  or revocation,  hereby ratifying and confirming all that the attorneys-in-fact,  or his substitute or  substitutes,  shall lawfully do or cause to be done by virtue of this  Power of  Attorney  and the  rights  and  powers  herein  granted.  The undersigned  acknowledges  that the foregoing  attorneys-in-fact,  in serving in such  capacity  at the  request of the  undersigned,  are not  assuming,  nor is
Memorial  Production  Partners  LP  assuming,   (i)  any  of  the  undersigned's
responsibilities  to comply with the  requirements  of the  Exchange  Act or any liability for the undersigned's failure to comply with such requirements or (ii)
any obligation or liability that the undersigned incurs for profit  disgorgement under Section 16(b) of the Exchange Act.

        This Power of Attorney shall remain in full force and effect until the undersigned  is no  longer  required  to file  Forms 3, 4 and 5  (including  any amendments,  corrections,  supplements or other changes thereto) with respect to the undersigned's  holdings of and transactions in securities issued by Memorial
Production  Partners LP unless  earlier  revoked by the  undersigned in a signed writing  delivered to the  foregoing  attorneys-in-fact.  This Power of Attorney does not revoke any other power of attorney that the  undersigned has previously granted.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 14th day of February, 2012.

                                          By:  /s/ Kyle N. Roane
                                               ---------------------------------
                                               Kyle N. Roane